UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada	T2P 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 22, 2009, TransAtlantic Petroleum Corp. (the “Corporation” or “TransAtlantic”) announced that it has closed its previously announced public offering (the “Offering”) of 98,377,300 common shares of TransAtlantic (the “Common Shares”) at a price of Cdn$1.65 per Common Share (the “Offering Price”) for gross proceeds to the Corporation of approximately Cdn$162 million, which includes the proceeds from the exercise in full by the underwriters of an over-allotment option to purchase an additional 7,377,300 Common Shares at the Offering Price.

Upon closing of the Offering, the Corporation has 253,636,666 Common Shares issued and outstanding.

This notice shall not constitute an offer to sell or the solicitation of an offer to buy securities in the United States or any other jurisdiction, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Common Shares offered have not been registered under the 1933 Act, or any state securities laws and may not be offered or sold in the United States or to a U.S. person absent registration under the 1933 Act or an applicable exemption from the registration requirements of the 1933 Act and applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

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